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     [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]



                                                 FILE NUMBER
                                                      888905


                        November 15, 2001

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004

    Re:  ACM Income Fund, Inc.: Registration Statement on
         Form N-2 (1933 Act File No. 333-71128 and 1940
         Act File No. 811-05207)
         -------------------------------------------------

Ladies and Gentlemen:

         We have served as Maryland counsel to ACM Income Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company (the "Company"), in connection with the filing by the Company of the above-referenced Registration Statement on Form N-2 (the "Registration Statement") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, relating to the registration of 68,753,515 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company to be issued to stockholders of the Company upon exercise of rights (the "Rights") distributed to stockholders of the Company in accordance with the Registration Statement. The Shares consist of (a) 55,002,812 Shares to be issued in the primary subscription pursuant to the Rights (the "Primary Subscription Shares") and (b) 13,750,703 Shares to be issued to cover over-subscription requests pursuant to the Rights (the "Over-Subscription Shares").

         In connection with our representation of the Company, and as a basis for the opinion set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. The Registration Statement, including the form of prospectus relating to the offering of the Rights and the Shares included therein (the "Prospectus");




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         2.   The charter of the Company (the "Charter"),
certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

         4. A certificate, dated as of a recent date, of the SDAT as to the good standing of the Company;

         5. Resolutions adopted by the Board of Directors of the Company (the "Board"), and a pricing committee thereof (the "Pricing Committee"), relating to the issuance of the Rights and the sale and issuance of the Shares upon exercise of the Rights (the "Resolutions"), certified as of the date hereof by an officer of the Company;

         6. The form of subscription certificate for exercise of the Rights, certified as of the date hereof by an officer of the Company;

         7. A certificate executed by an officer of the Company, dated as of the date hereof; and

         8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

         4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as


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executed and delivered.  Any Documents submitted to us as
certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5.   None of the Shares will be issued to a Principal
Shareholder (as defined in the Charter), if any, except to the extent permitted by the Charter and in accordance with the Resolutions.

         6. Between the date hereof and the latest date on which any of the Shares are issued, (a) there will be no reduction in the number of shares of Common Stock that the Company has authority to issue under the Charter and (b) no other shares of stock of any class or series of the Company will be issued (excluding up to 5,000,000 shares of Common Stock that may be issued pursuant to the Company's Dividend Reinvestment and Cash Purchase Plan).

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. The Primary Subscription Shares have been duly authorized and, when sold, issued and paid for upon exercise of the Rights pursuant to the Resolutions and the Prospectus, the Primary Subscription Shares will be validly issued, fully paid and nonassessable.

         3. When the Pricing Committee has authorized the issuance of the Over-Subscription Shares pursuant to the authority delegated to it by the Board in the Resolutions, the Over-Subscription Shares will have been duly authorized and, when sold, issued and paid for upon exercise of the Rights pursuant to the Resolutions and the Prospectus, the Over-Subscription Shares will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws,


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including the securities laws of the State of Maryland, or as to the 1940 Act. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

         The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                       Very truly yours,



                                       Ballard Spahr Andrews
                                          & Ingersoll, LLP


























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